Exhibit 10.2
V2X, INC.
Second Amendment and Restatement of the V2X, Inc. 2014 Omnibus Incentive Plan, as amended and restated as of October 27, 2022

RESTRICTED STOCK UNIT AWARD AGREEMENT
(Stock Settled)

THIS AGREEMENT (the “Agreement”), effective as of ###GRANT_DATE###, by and between V2X, Inc. (the “Company”) and ###PARTICIPANT_NAME### (the “Grantee”), WITNESSETH:

WHEREAS, the Grantee is now employed by the Company or an Affiliate (as defined in the Second Amendment and Restatement of the V2X, Inc. 2014 Omnibus Incentive Plan, as amended and restated as of October 27, 2022, (the “Plan”)) as an employee, and in recognition of the Grantee’s valued services, the Company, through the Compensation and Personnel Committee of its Board of Directors (the “Committee”), desires to provide an inducement to remain in service of the Company and as an incentive for increased efforts during such service pursuant to the provisions of the Plan and this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions set forth in this Agreement and the provisions of the Plan, a copy of which is attached hereto and incorporated herein as part of this Agreement, and any administrative rules and regulations related to the Plan as may be adopted by the Committee, the parties hereto hereby agree as follows:

1.Grant of Restricted Stock Units. In accordance with, and subject to, the terms and conditions of the Plan and this Agreement, the Company hereby confirms the grant on ###GRANT_DATE### (the “Grant Date”) to the Grantee of ###TOTAL_AWARDS### Restricted Stock Units. The Restricted Stock Units are notional units of measurement denominated in Shares of common stock of the Company (i.e., one Restricted Stock Unit is equivalent in value to one share of common stock of the Company (a “Share”)).

    The Restricted Stock Units represent an unfunded, unsecured right to receive Shares in the future if the conditions set forth in the Plan and this Agreement are satisfied.

2.Terms and Conditions. It is understood and agreed that the Restricted Stock Units are subject to the following terms and conditions:

(a)Restrictions. Except as otherwise provided in the Plan and this Agreement, neither this Award nor any Restricted Stock Units subject to this Award may be sold, assigned, pledged, exchanged, transferred, hypothecated or encumbered, other than to the Company as a result of forfeiture of the Restricted Stock Units.

(b)Stockholder Rights. The Grantee shall not have any privileges of a stockholder of the Company with respect to the Restricted Stock Units or any Shares that may be delivered hereunder, including without limitation any right to vote such Shares or to receive dividends or dividend equivalents, unless and until such Shares are delivered upon vesting of the Restricted Stock Units.

(c)Vesting of Restricted Stock Units and Payment. Subject to subsections 2(d) and 2(e) below, the Restricted Stock Units shall vest (meaning the Period of Restriction shall lapse with respect to the applicable vesting Restricted Stock Units) as follows:

Exhibit 10.2
(i)1/3 of the Restricted Stock Units shall vest on ###GRANT_DATE###, 2025

(ii)1/3 of the Restricted Stock Units shall vest on ###GRANT_DATE###, 2026, and

(iii)1/3 of the Restricted Stock Units shall vest on ###GRANT_DATE###, 2027.

Except as provided in subsections 2(j)(i) and 2(j)(ii) below, upon vesting of the Restricted Stock Units (including vesting pursuant to subsections 2(d) or 2(e) below), the Company will deliver to the Grantee one Share for each vested Restricted Stock Unit, with any fractional Share resulting from proration resulting from the fractional vesting set forth above or otherwise set forth herein to be rounded to the nearest whole Share (with 0.5 to be rounded up), less any Shares and/or cash withheld in accordance with subsection 2(f) below.

(d)Effect of Acceleration Event. Notwithstanding anything in this Agreement to the contrary, the Restricted Stock Units shall, to the extent outstanding and unvested, immediately become 100% vested if, on the date of, or within twenty- four months following, an Acceleration Event which occurs following the Grant Date, the Grantee’s employment is terminated by the Company (or an Affiliate or any successor, as the case may be), without Cause (as defined below) or by the Grantee for Good Reason (as defined below).

For purposes of this Agreement, the term “Cause” shall mean (1) the Grantee’s misconduct, (2) the Grantee’s violation of Company policies, rules or Code of Conduct or any other terms or conditions relating to the Grantee’s employment or any agreement with the Grantee or (3) any other conduct of the Grantee that the Committee in its sole discretion determines constitutes Cause for purposes of this Agreement.

For purposes of this Agreement, the term “Good Reason” shall mean, without the Grantee’s express written consent and excluding for this purpose any action which is remedied by the Company (or an Affiliate or any successor, as the case may be) within thirty (30) days after receipt of notice thereof given by the Grantee, (i) a reduction in the Grantee’s annual base compensation (whether or not deferred); (ii) the assignment to the Grantee of any duties inconsistent in any material respect with the Grantee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities; (iii) any other action by the Company (or an Affiliate or any successor, as the case may be) which results in a material diminution in such position, authority, duties or responsibilities; or (iv) the Company’s (or an Affiliate or any successor, as the case may be) requiring the Grantee’s work location to be other than within thirty-five (35) miles of the location where such Grantee was principally working immediately prior to the Acceleration Event; provided that “Good Reason” shall cease to exist for an event on the 90th day following the later of its occurrence or the Grantee’s knowledge thereof, unless the Grantee has given the Company (or an Affiliate or any successor, as the case may be) notice thereof prior to such date, and the date of the Grantee’s termination of employment for Good Reason must occur, if at all, within one hundred and eighty (180) days following the later of the occurrence of the Good Reason event or the Grantee’s knowledge thereof.

(e)     Effect of Death, Disability and Termination of Employment

Exhibit 10.2
(i)Death or Disability. If the Grantee dies or becomes Disabled (as defined below) while employed, the Restricted Stock Units shall immediately become 100% vested as of the date of the death or the date the Grantee becomes Disabled, as the case may be. For purposes of this Agreement, the term “Disability” shall mean the complete and permanent inability of the Grantee to perform all of his or her duties under the terms of his or her employment, as determined by the Company upon the basis of such evidence, including independent medical reports and data, as the Company deems appropriate or necessary; provided however, that with respect to any portion of the Award that constitutes deferred compensation for purposes of Section 409A of the Code and any related regulations or other effective guidance promulgated thereunder (“Section 409A”), the Grantee shall not be deemed to be Disabled unless and until the date the Grantee becomes “disabled” as that term is used in Section 409A.

(ii)Termination by the Company Without Cause. If the Grantee's employment terminates due to an involuntary termination of employment by the Company (or an Affiliate, as the case may be) for other than Cause (provided that subsection 2(d) is not applicable and the termination is not deemed a Retirement pursuant to subsection 2(e)(iii)), the Grantee shall be entitled to vest in a prorated portion of the Restricted Stock Units (as described below), with any remaining unvested portion of the Award expiring as of the date of the termination of the Grantee’s employment. Such prorated vesting shall occur on the original vesting schedule set forth in subsection 2(c), not at the time of the Grantee’s termination of employment. The prorated portion of the Restricted Stock Units to which the Grantee is entitled pursuant to this paragraph shall be determined by (A) multiplying the total number of Restricted Stock Units subject to this Award by a fraction, the numerator of which is the number of full months during which the Grantee has been continually employed since the Grant Date (not to exceed 36 in the aggregate), and the denominator of which is 36, and (B) reducing the product thereof by the number of Restricted Stock Units that had already become vested as of the date of the termination of the Grantee’s employment. For this purpose, full months of employment shall be based on monthly anniversaries of the Grant Date, not calendar months.

(iii)Termination due to Retirement. If the Grantee's employment terminates due to Retirement (as defined below), the Grantee shall be entitled to vest in the entire Award which shall continue to vest on the original vesting schedule as if the Grantee had remained employed through any remaining vesting dates; provided that the Grantee has not at any time violated the terms of any restrictive covenant set forth in Appendix A. If the Grantee does violate such restrictive covenant at any time prior to the date that the Award would otherwise have vested under its original grant terms, the Award will terminate and expire in all respects, without further action by the Company and the Grantee hereby agrees that the Company shall have all of the remedies and rights set forth in subsection 2(h) below.

For purposes of this Agreement, the term “Retirement” shall mean the termination of the Grantee’s employment following the one-year anniversary of the Grant Date if, at the time of such termination, the Grantee is at least age 60 with at least 5 years of service. For this purpose, “years of service” means service as an Employee of the Company or of the Predecessor Corporation. For the avoidance of doubt, (i) the Grantee shall not be considered employed during any period in which the Grantee is receiving severance payments, (ii) termination of the Grantee’s employment (a) by the Company for Cause, (b) due to the Grantee’s death or Disability or (c) described in subsection 2(d) shall not constitute Retirement, regardless of the Grantee’s age and years of service, and (iii) if the

Exhibit 10.2
Grantee’s employment is terminated by the Company or an Affiliate other than for Cause and before an Acceleration Event and on the termination date one year has elapsed from the Date of Grant and the Grantee is at least age 60 with at least five years of service, such termination shall be treated as a termination due to Retirement for purposes of subsection 2(e)(ii).

(iii)    Termination for Any Other Reason. If the Grantee's employment with the Company and its Affiliates is terminated for any reason not described in subsection 2(d) or 2(e)(ii) or (iii), and the termination is not due to the Grantee’s death or Disability, any unvested Restricted Stock Units shall be immediately forfeited as of the date of such termination.

(f)Tax Withholding. In accordance with Article 14 of the Plan, the Company may make such provisions and take such actions as it may deem necessary for the withholding of all applicable taxes attributable to the Restricted Stock Units. Unless the Committee determines otherwise, the minimum statutory tax withholding required to be withheld upon delivery of the Shares shall be satisfied by withholding a number of Shares having an aggregate Fair Market Value equal to the minimum statutory tax required to be withheld. If such withholding would result in a fractional Share being withheld, the number of Shares so withheld shall be rounded up to the nearest whole Share. Notwithstanding the foregoing, the Grantee may elect to satisfy such tax withholding requirements by timely remittance of such amount by cash or check or such other method that is acceptable to the Company, rather than by withholding of Shares, provided such election is made in accordance with such conditions and restrictions as the Company may establish. If FICA taxes are required to be withheld while the Award is outstanding, such withholding shall be made in the manner described in the second sentence of this subsection 2(f).

(g)Grantee Bound by Plan and Rules. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement and agrees to be bound by the terms and provisions thereof. The Grantee agrees to be bound by any rules and regulations for administering the Plan as may be adopted by the Committee prior to the date the Restricted Stock Units vest. Capitalized terms used herein and not otherwise defined shall be as defined in the Plan.

(h)Restrictive Covenant Violation. Grantee acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees to the provisions of Appendix A to this Agreement. If the Grantee breaches such restrictions in Appendix A to this Agreement, the Grantee hereby agrees that, in addition to any other remedy available to the Company in respect of such activity or breach, (i) the Grantee’s Restricted Stock Units will be forfeited, (ii) upon demand by the Company, the Grantee shall return to the Company any Shares issued upon vesting of any of the Restricted Stock Units, and (iii) if the Grantee has sold or otherwise disposed of all or any portion of such Shares, the Grantee shall repay to the Company an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Grantee received upon the sale or other disposition of, or distributions in respect of, such Shares.

(i)Governing Law. This Agreement (including Appendix A) shall be governed by the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
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Exhibit 10.2
(j)Section 409A Compliance. To the extent applicable, it is intended that the Plan and this Agreement comply with the requirements of Section 409A, and the Plan and this Agreement shall be interpreted accordingly.

(i)    If it is determined that all or a portion of the Award constitutes deferred compensation for purposes of Section 409A, and if the Grantee is a “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code, at the time of the Grantee’s separation from service, then, to the extent required under Section 409A, any Shares that would otherwise be distributed upon the Grantee’s separation from service, shall instead be delivered on the date determined by the Company within the thirty (30) day period following the earlier of (x) the first business day of the seventh month following the date of the Grantee’s separation from service or (y) the date of the Grantee’s death.

(ii)If it is determined that all or a portion of the Award constitutes deferred compensation for purposes of Section 409A, to the extent required to comply with Section 409A, an Acceleration Event shall not be deemed to have occurred for purposes of Section 2(d) unless it also constitutes a “change in control event” (as that term is used in Treasury Regulation Section 1.409A-3(i)(4).

(iii)Each portion of this Award that could vest pursuant to subsection 2(c) and/or 2(e)(ii) is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its Chief Executive Officer and President, or a Senior Vice President, as of ###GRANT_DATE###.

Agreed to:		V2X, INC.

###PARTICIPANT_NAME###
Grantee		Charles L. Prow
(Online acceptance constitutes agreement)

Dated:	###ACCEPTANCE_DATE###	Dated:	###GRANT_DATE###

Enclosures

Exhibit 10.2
Appendix A
Restrictive Covenants

1.Non-Solicit.

(a)Grantee acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

(i)Grantee will not, within twelve months following the termination of his employment with the Company for any reason (the “Post-Termination Period”) or during Grantee’s employment (collectively with the Post-Termination Period, the “Restricted Period”), influence or attempt to influence customers of the Company or its subsidiaries or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company.

(ii)During the Restricted Period, Grantee will not, and will not, directly or indirectly, cause any other person to, initiate or respond to communications with or from, any employee of the Company or its subsidiaries during the twelve-month period prior to the termination of such employee’s employment with the Company, for the purpose of soliciting such employee, or facilitating the hiring of any such employee, to work for any other business, individual, partnership, firm, corporation, or other entity; and

(b)It is expressly understood and agreed that although Grantee and the Company consider the restrictions contained in Section 1 of this Appendix A to be reasonable, if a final judicial determination is made by a court of competent jurisdiction, that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Grantee, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(c)The period of time during which the provisions of Section 1 of this Appendix A shall be in effect shall be extended by the length of time during which Grantee is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

2.Non-Competition.

(a)Grantee acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and agrees as follows:

(i)Grantee will not, during Grantee’s employment or engagement with the Company and during the twelve month period immediately following the termination of Grantee’s engagement or employment with the Company for any reason (collectively, the “Competition Restricted Period”), accept any employment or consulting relationship with (or own or have any financial interest in), directly or indirectly, any entity engaged in any business area in

Exhibit 10.2
which the Company or any of its Affiliates engage in business or are actively planning to engage in business during Grantee’s employment or engagement with the Company.

Notwithstanding anything to the contrary in this Agreement, Grantee may, directly or indirectly own, solely as an investment, securities of any Person which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Grantee (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(a)It is expressly understood and agreed that although Grantee and the Company consider the restrictions contained in Section 2 of this Appendix A to be reasonable, if a final judicial determination is made by a court of competent jurisdiction, that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Grantee, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.
(b)The period of time during which the provisions of Section 2 of this Appendix A shall be in effect shall be extended by the length of time during which Grantee is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

3.Survival.

The provisions of this Appendix A shall survive the termination of Grantee’s employment for any reason.